Jewelry and Management Agreement

Party A:	Yinfu Gold Corporation
Address: Room 2611, Langham Place Office Tower, Hong Kong.
Party B:	Guolong Investment Management Jiangsu Co., Ltd.
Address: Shanxi Jinshan Building 23, Building B, Zone A, Jiangsu Province, China.
Party C:	Chongqing Number One Jewelry Co., Ltd.
Address: Guanyinqiao Village No. 100, Jiangbei District, Chongqing China.

Through friendly negotiation , the above three parties have entered into the following agreement,

1,     Party A agrees to issued 30 million common restricted Yinfu Gold Corporation shares to acquire a 30% ownership of Chongqing Number One Jewelry and management provided by Party B. However, the value of the assets and license validity of Party C need to be satisfied the due diligence and audit by the Party.A.

2,     It is understood by the Parties that the 30 Million shares of YINFU so issued as payment for the business assets will be restricted shares as required by Rule 144 of the United States Securities Act (the “Act” and shall display a restrictive legend as required by the United States Securities and Exchange Act,

3,     All the three parties’ cooperation during the period, each bear one another operational risks and legal liability.

4,     All the three parties should aware of the confidential information. And not to disclose information related to the content this agreement to third parties. Otherwise, will regarded as a breach of contract..

5,     Any one of the three parties in violation of this Agreement, not to fulfill a contractual obligation, will exempt the other two parties corresponding obligations and responsibilities. A One million RMB liquidated damages in addition to compensation need to compensate for the non-defaulting party,

6,     This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of China.

7,     The agreement, if any matters subject to ABC three parties negotiation. the formation of the supplementary provisions, the supplement has the same legal effect as the terms and conditions of this Agreement.

8,     This agreement is in ABC three parties and copies, whereas any one Copy is to have the same legal effect.

9,     the agreement is effective from the date of the three parties signed and sealed..

Party A: Yinfu Gold Corporation

/s/ Tsap Wai Ping
Authorized Signature
Tsap Wai Ping
November 9, 2012

Party B: Guolong Investment Management Jiangsu Co., Ltd.

/s/ Hu Qin Jian
Legal representative
Hu Qin Jian
November 9, 2012

Party C: Chongqing Number One Jewelry Co., Ltd.

/s/ Liu Chao
Legal representative
Liu Chao
November 9, 2012